UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event report) May 7, 2026

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION	72-1229752
(a Delaware corporation)
639 Loyola Avenue
New Orleans, Louisiana 70113
Telephone (504) 576-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ETR	New York Stock Exchange
Common Stock, $0.01 Par Value	ETR	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Entergy Corporation (the “Company”) is filing this Current Report on Form 8-K to report that:

On May 5, 2026, the Company entered into:

•	separate forward sale agreements, each as described below, relating to an aggregate of 19,247,788 shares of its common stock, par value $0.01 per share (“Common Stock”); and

•	an underwriting agreement, as described below, related to the public offering and sale of an aggregate of 19,247,788 shares of Common Stock.

Pursuant to such underwriting agreement, the Company also granted an option with respect to an additional 2,887,168 shares of Common Stock. Exercise of such option may involve the Company’s entry into additional forward sale agreements.

This Current Report on Form 8-K is also being filed to report that on May 7, 2026, the Company closed the offering of Common Stock described herein, and to include, as exhibits, certain documents executed in connection with the offering of Common Stock described herein.

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2026, the Company entered into forward sale agreements with each of Wells Fargo Bank, National Association, Citibank, N.A., Barclays Bank PLC and The Bank of Nova Scotia (each, a “Forward Purchaser”), relating to an aggregate of 19,247,788 shares of Common Stock (each, a “Forward Sale Agreement”).

In connection with the Forward Sale Agreements, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc., as the representatives of the underwriters named therein (the “Underwriters”), and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and Scotia Capital (USA) Inc. as forward sellers (the “Forward Sellers”), pursuant to which the Forward Sellers sold to the Underwriters an aggregate of 19,247,788 shares of Common Stock. As contemplated by the Forward Sale Agreements, the Forward Sellers borrowed from third parties all such shares of Common Stock.

Each Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at the Company’s discretion on or prior to April 30, 2028. On a settlement date or dates, if the Company decides to physically settle a Forward Sale Agreement, it will issue shares of Common Stock to the relevant Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $110.74 per share. Each Forward Sale Agreement provides that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased by an amount per share specified in such Forward Sale Agreement on each of certain dates specified in such Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

Except under limited circumstances described below, the Company has the right to elect physical settlement, net share settlement or cash settlement under a Forward Sale Agreement for all or a portion of its obligations under a Forward Sale Agreement. If the Company decides to physically settle or net share settle a Forward Sale Agreement, delivery of shares of Common Stock (if any) by the Company to the Forward Purchasers upon any physical settlement or net share settlement of such Forward Sale Agreement will result in dilution to the Company’s earnings per share. If the Company elects cash or net share settlement for all or a portion of a Forward Sale Agreement, the Company would expect the relevant Forward Purchaser or one of its affiliates to repurchase shares of Common Stock in order to satisfy its obligation to return the shares of Common Stock such Forward Purchaser had borrowed in connection with sales of Common Stock and, if applicable, in connection with net share settlement, to deliver shares of Common Stock to the Company. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, the Company will pay or deliver, as the case may be, to the relevant Forward Purchaser under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, such Forward Purchaser will pay or deliver, as the case may be, to the Company under its Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

In certain circumstances, each Forward Purchaser will have the right to accelerate its Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant events) and require the Company to physically settle its Forward Sale Agreement on a date specified by such Forward Purchaser. These circumstances include:

•

in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate is unable to borrow a number of shares of Common Stock equal to the number of shares to be delivered by the Company upon physical settlement of its forward sale agreement or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

the Company declares any dividend or distribution on shares of Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than Common Stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•

an event is announced that, if consummated, would result in an extraordinary event (as defined in the Forward Sale Agreements) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of Common Stock (each as more fully described in the Forward Sale Agreements); or

•

certain other events of default or termination events occur, including, among other things, any material misrepresentation made by the Company in connection with its entry into such Forward Sale Agreement, its bankruptcy (except as set forth in the Forward Sale Agreements) or certain changes in law (each as more fully described in the Forward Sale Agreements).

The foregoing description of each of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such Forward Sale Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto, respectively.

Item 8.01 Other Events.

On May 5, 2026, the Company entered into the Underwriting Agreement with the Underwriters and the Forward Sellers, relating to the registered public offering and sale by the Forward Sellers of 19,247,788 shares of Common Stock. Pursuant to the Underwriting Agreement, the Company also granted an option with respect to an additional 2,887,168 shares of Common Stock.

On May 7, 2026, 19,247,788 shares of Common Stock were borrowed from third parties and sold to the Underwriters by the Forward Sellers.

The description of the Underwriting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 below.

In connection with the offering of the Common Stock, the Common Stock was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3, File No. 333-289302.

In connection with the issuance and sale of the shares of Common Stock, the Company is also filing a legal opinion regarding the validity of the shares of Common Stock as Exhibit 5.01 for the purpose of incorporating the opinion into the registration statement referred to above.

Cautionary note regarding forward-looking statements

In this Current Report on Form 8-K, Entergy’s statement regarding its remaining equity needs is a “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on this forward-looking statement, which applies only as of the date of this Current Report on Form 8-K. Except to the extent required by federal securities laws, Entergy undertakes no obligation to publicly update or revise this or any other forward-looking statement, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this Current Report on Form 8-K and in Entergy’s most recent Annual Report on Form 10-K, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by its utility company subsidiaries, and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from hyperscale data center and other large customers, and to manage the impacts of such growth on customers and Entergy’s business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) risks and uncertainties associated with the resolution of pending or future applications, regulatory proceedings, litigation or actions of governmental officials relating to generation, transmission, or other facilities and the effect of public and political opposition on these applications, regulatory proceedings, and litigation, and actions, including, in each case, those relating to any facilities designed to serve large-scale data centers; (i) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (j) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, such as changes in monetary, fiscal, trade, tax, environmental, international trade, or energy (including, among other things, data center energy use, efficiency standards, and sources of power) policies, as well as changes in utility regulations, including those relating to new generation or transmission projects designed to serve the increased load growth of new large-scale data centers and other large customer; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits have been filed herewith:

Exhibit Index

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated May 5, 2026, by and among the Company, the Underwriters and the Forward Sellers.

5.01	Opinion of Morgan, Lewis & Bockius LLP.

10.1	Confirmation of Forward Sale Transaction, dated May 5, 2026, between the Company and Wells Fargo Bank, National Association, in its capacity as a Forward Purchaser.

10.2	Confirmation of Forward Sale Transaction, dated May 5, 2026, between the Company and Citibank, N.A., in its capacity as a Forward Purchaser.

10.3	Confirmation of Forward Sale Transaction, dated May 5, 2026, between the Company and Barclays Bank PLC, in its capacity as a Forward Purchaser.

10.4	Confirmation of Forward Sale Transaction, dated May 5, 2026, between the Company and The Bank of Nova Scotia, in its capacity as a Forward Purchaser.

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.01).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By:	/s/ Barrett E. Green
Barrett E. Green Vice President and Treasurer

Dated: May 7, 2026